U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-SB

                   General Form for Registration of Securities
                            of Small Business Issuers
                          Under Section 12(b) or (g) of
                       the Securities Exchange Act of 1934

                 THE BUSINESS DEVELOPMENT CORPORATION OF AMERICA
                         (Name of Small Business Issuer)

               Nevada                                  731705185
               ------                                  ---------
  (State or Other Jurisdiction of                    I.R.S. Employer
    Incorporation or Organization)               Identification Number


                 8272 Strawtown Pike, Bunker Hill, Indiana 46914
           (Address of Principal Executive Offices including Zip Code)

                                  (765)689-7257
                           (Issuer's Telephone Number)

Securities to be Registered Under Section 12(b) of the Act:  None

Securities to be Registered Under Section 12(g) of the Act: Common Stock

Par Value  $.001

                                (Title of Class)

                                  Common Stock

                                     PART I

ITEM 1.  BUSINESS.

      The Business Development Corporation of America ("BDCA") was incorporated on April 26, 2004 under the laws of the State of Nevada to engage in any lawful corporate undertaking. BDCA has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement.

      BDCA will attempt to locate and negotiate with business entities for BDCA to invest in, lend funds to, acquire a minority interest in and/or possibly manage.

      No assurances can be given that BDCA will be successful in locating or negotiating with any target company.

ASPECTS OF A REPORTING COMPANY

      There are certain perceived benefits to being a reporting company. These are commonly thought to include the following:

      (1)   Increased visibility in the financial community;

      (2) Provision of information required under Rule 144 for trading of eligible securities;

      (3) Compliance with a requirement for admission to quotation on the NASD OTC-BB or on the Nasdaq Small Cap Market;

      (4)   The facilitation of borrowing from financial institutions;

      (5)   Improved trading efficiency;

      (6)   Shareholder liquidity;

      (7)   Greater ease in subsequently raising capital;

      (8) Compensation of key employees through stock options for which there may be a market valuation;

      (9)   Enhanced corporate image.

      There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following:

      (1)   Requirement for audited financial statements;

      (2)   Required publication of corporate information;

      (3)   Required filings of periodic and episodic reports with the SEC;

      (4) Increased rules and regulations governing management, corporate activities and shareholder relations.

COMPARISON WITH INITIAL PUBLIC OFFERING

      Certain private companies may find an investment by BDCA more attractive than an initial public offering of their securities.

      Reasons for this may include the following:

      (1)   Inability to obtain an underwriter;

      (2)   Possible larger costs, fees and expenses of a public offering;

      (3)   Possible delays in the public offering process;

      (4)   Greater dilution of outstanding securities.

POTENTIAL TARGET COMPANIES

      A business entity, if any, which may be invested in by BDCA may include the following:

      (1) A company that is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

      (2) A company which wishes to raise money with less dilution of its common stock than would occur upon an investment by a venture capital firm or an underwriting;

      (3) A company which believes that it will be unable to obtain investment capital on more favorable terms than by BDCA;

      (4) A foreign company which may want an initial entry into the United States securities market;

      An investment in a target company will normally involve the investment of a set amount of BDCA funds, in exchange for shares of the target company. In certain instances, BDCA will agree to manage the target company, which would result in the substitution by the target company of its own management and board of directors.

      No assurances can be given that BDCA will be able to find companies to invest in on terms that are satisfactory to it.

      BDCA is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act.

GLOSSARY

BDCA or the Registrant               The  corporation  whose common stock is the
                                     subject the Registrant of this registration statement.

Exchange Act                         The Securities Exchange Act of 1934.

Securities Act                       The Securities Act of 1933.

RISK FACTORS

      The business of BDCA is subject to numerous risk factors, including the following:

      (1) BDCA has no operating history or revenue and minimal assets and operates at a loss.

            BDCA has had no operating history nor any revenues or earnings from operations. BDCA has no significant assets or financial resources. BDCA has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of one or more investments in operating companies. There is no assurance that BDCA will ever be profitable.

      (2)   BDCA may have conflicts of interest.

            Management of BDCA participates in other business ventures, which may compete directly with BDCA. Additional conflicts of interest and non-arms length transactions may also arise in the future. The terms of an investment by BDCA may include such terms as current officers and/or directors becoming directors or officers of that company or BDCA investing in companies in which its current officers, directors or shareholders are affiliates or control persons. The terms of an investment in an operating company may call from BDCA investing cash and receiving stock of such operating company. The Certificate of Incorporation of BDCA provides that BDCA may indemnify officers and/or directors of BDCA for liabilities, which can include liabilities arising under the securities laws. Assets of BDCA could be used or attached to satisfy any liabilities subject to such indemnification.

      (3)   The proposed operations of BDCA are speculative.

            The success of the proposed business plan of BDCA will depend to a great extent on the operations, financial condition and management of the identified target companies. While investments in entities having established operating histories are preferred, there can be no assurance that BDCA will be successful in locating candidates meeting such criteria. The decision to invest in a company will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if BDCA had more funds available to it, would be desirable. In the event BDCA completes one or more stock acquisitions, the success of its operations will be dependent upon management of those target companies and numerous other factors beyond the control of BDCA. There is no assurance that BDCA can identify a target company to invest in, or that such investments will be successful.

      (4)   Purchase of penny stocks can be risky.

            In the event that a public market develops for the securities of BDCA, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to BDCA, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Small Cap Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements. Prices for penny stocks are often not available and investors are often unable to sell such stock.

      (5)   There is competition in the securities industry.

            BDCA is and will continue to be an insignificant participant in the business of acquiring minority interests in operating companies. A large number of established and well-financed entities, including venture capital firms, are active investing in small companies. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than BDCA and, consequently, BDCA will be at a competitive disadvantage in identifying possible business opportunities and successfully completing investments. Moreover, BDCA will also compete with registered business development companies.

      (6) There is no agreement for any stock acquisitions and no minimum requirements for any stock acquisitions.

            As of the original filing date of this registration statement, BDCA has no current arrangement, agreement or understanding with respect to engaging in an investment in a specific entity. There can be no assurance that BDCA will be successful in identifying and evaluating suitable business opportunities or in concluding an investment. No particular industry or specific business within an industry has been selected for a target company. BDCA has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria, which it will require a target company to have achieved, or without which BDCA would not consider an investment. Accordingly, BDCA may invest in a company which has no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that BDCA will be able to negotiate an investment on terms favorable to BDCA.

      (7)   Reporting requirements may delay or preclude investments.

            Pursuant to the requirements of Section 13 of the Exchange Act, BDCA is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. These audited financial statements normally must be furnished within 75 days following the effective date of a stock acquisition. Obtaining audited financial statements are the economic responsibility of the target company. The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable investment by BDCA. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for investment so long as the reporting requirements of the Exchange Act are applicable. Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to BDCA at the time of effecting an investment in such target company. In cases where audited financial statements are unavailable, BDCA will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that an investment with such a target company might prove to be an unfavorable one for BDCA.

      (8)   We  have  not   conducted   any  market   research  on   acquisition
            possibilities.

            BDCA has neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by BDCA. Even in the event demand exists for a transaction of the type contemplated by BDCA, there is no assurance BDCA will be successful in completing any such acquisition.

      (9)   BDCA may become subject to regulation under Investment Company Act.

            In the event BDCA engages in activities, which result in BDCA holding passive investment interests in a number of entities, BDCA could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities, which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, BDCA would be required to register as an investment company and could be expected to incur significant registration and compliance costs. BDCA has obtained no formal determination from the Securities and Exchange Commission as to the status of BDCA under the Investment Company Act of 1940. Soon after this Form 10-SB is filed and effective, BDCA intends to file a Form N-54/A with the Securities and Exchange Commission, which would subject BDCA to Section 55-65 of the Investment Company Act of 1940. BDCA would then be considered a "Business Development Company" as defined in such Act. Any violation of such Act could subject BDCA to material adverse consequences.

ITEM 2.  PLAN OF OPERATION.

SEARCH FOR TARGET COMPANIES

      BDCA will search for target companies as potential candidates for an investment and stock acquisition.

      BDCA has not entered into agreements with any third parties to locate potential investment and acquisition candidates.

      BDCA may seek to locate a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more World Wide Web sites and similar methods. If BDCA engages in solicitation, no estimate can be made as to the number of persons who may be contacted or solicited. BDCA may utilize consultants in the business and financial communities for referrals of potential target companies. There is no assurance that BDCA will locate a target company or that an acquisition or investment will be successful.

MANAGEMENT OF BDCA

      BDCA has no full time employees. There are three officers and four directors, three of whom are shareholders of BDCA, as well: Dr. Tristan V. Stonger, President, Chief Executive Officer and Chairman of the Board; Paolo C. Giacomini, Chief Financial Officer; Belinda Stonger, Secretary and director and Mohammad Tavassoli, Treasurer. Each member of management has agreed to allocate a limited portion of his time to the activities of BDCA after the effective date of the registration statement without compensation. Potential conflicts may arise with respect to the limited time commitment by Management and the potential demands of the activities of BDCA.

         The amount of time spent by management on the activities of BDCA is not predictable. Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time management will actually be required to spend to review a suitable target company. Management estimates that the business plan of BDCA can be implemented by devoting approximately 10 to 25 hours per month over the course of several months but such figure cannot be stated with precision. Management will not perform any services on behalf of BDCA until after the effective date of this registration statement.

GENERAL BUSINESS PLAN

      The purpose of BDCA is to seek, investigate and, if such investigation warrants, acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. BDCA will not restrict its search to any specific business, industry, or geographical location and BDCA may participate in a business venture of virtually any kind or nature. Management anticipates that initially, BDCA will be able to participate in only a small number of potential business ventures because BDCA has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of BDCA because it will not permit BDCA to offset potential losses from one venture against gains from another. As it raises additional funds, BDCA intends to increase its investment activities.

         After BDCA elects to be treated as a Business Development Company, it intends to raise additional funds to enable it to invest in additional companies.

      BDCA may seek an investment and stock acquisition of entities which have recently commenced operations, or which wish to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

      BDCA seeks to invest in small operating companies, and in return, to receive a minority interest in such companies. BDCA has not conducted market research and is not aware of statistical data to support the perceived benefits of a stock acquisition for the owners of a target company.

      The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of BDCA, none of is whom a professional business analyst. In analyzing prospective business opportunities, BDCA may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of BDCA; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of the virtually unlimited discretion of BDCA to search for and enter into potential business opportunities.

      Upon acceptance of this Form 10-SB, BDCA will be subject to the reporting requirements of the Exchange Act. Included in these requirements is the duty of BDCA to file audited financial statements as part of or within 60 days following the due date for filing its Current Report on Form 8-K reporting an acquisition which is required to be filed with the Securities and Exchange Commission within 15 days following the completion of a transaction. BDCA intends to acquire an interest in companies for which audited financial statements are available or for which it believes audited financial statements can be obtained within the required period of time. BDCA may reserve the right in the documents for stock acquisition to void the transaction if the audited financial statements are not timely available or if the audited financial statements provided do not conform to the representations made by the target company.

      BDCA will not restrict its search for any specific kind of business entities, but may acquire an interest in a venture, which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which BDCA may become engaged, or whether such business may need to seek additional capital.

      Following a stock acquisition BDCA may benefit from the services of others in regard to accounting, legal services, underwritings and corporate public relations. If requested by a target company, BDCA may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

TERMS OF A STOCK ACQUISITION

      In implementing a structure for a particular stock acquisition or investment, BDCA may become a party to a consolidation, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a transaction, it is likely that BDCA will become a minority shareholder of a target business. The target company may also request that BDCA take control of its board of directors and/or management.

      It is anticipated that any securities issued in any such stock acquisition would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the target company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.

      BDCA will participate in a stock acquisition only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

        If BDCA stops or becomes unable to continue to pay the operating expenses of BDCA, BDCA may not be able to timely make its periodic reports required under the Exchange Act nor to continue to search for an acquisition target.

      The Board of Directors has passed a resolution which establishes a policy that, after the date of this effectiveness of this Form 10-SB and election to become a business development company BDCA will not seek an acquisition with any entity in which an officer, director, shareholder or any affiliate or associate of BDCA serves as an officer or director or affiliate.

UNDERTAKINGS AND UNDERSTANDINGS REQUIRED OF TARGET COMPANIES

      As part of a subscription agreement to purchase shares of a target company, BDCA intends to obtain certain representations and warranties from a target company as to its conduct following the stock acquisition. The target company may also request certain representation from BDCA such as (i) the agreement of BDCA to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act for at least a


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


specified period of time; (ii) assurance that BDCA will file an election to become a business development company under the Investment Company Act of 1940 and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange Commission, and other applicable laws, rules and regulations.

      A  potential  target  company  should be aware that the  market  price and trading volume of the securities of BDCA, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of its management to encourage interest in BDCA within the United States financial community. BDCA does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in BDCA's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in BDCA's securities, which may result in a significant pressure on their market price. BDCA may consider the ability and commitment of a target company to actively encourage interest in BDCA's securities following an investment in deciding whether to enter into a transaction with such company.

      Prior to completion of an investment and/or share acquisition, BDCA may require that it be provided with written materials regarding the target company containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or service marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements; and other information deemed relevant.

COMPETITION

      BDCA will remain an insignificant participant among the firms, which engage in acquiring minority interest in operating companies. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than BDCA. In view of BDCA's combined limited financial resources, BDCA will continue to be at a significant competitive disadvantage compared to BDCA's competitors.

ITEM 3.  DESCRIPTION OF PROPERTY.

     BDCA has no properties and at this time has no agreements to acquire any properties. BDCA currently uses the offices of Dr. Stonger, an officer and director of the company, at no cost to BDCA.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

      The following table sets forth each person known by BDCA to be the beneficial owner of five percent or more of the common stock of BDCA, all directors individually and all directors and officers of BDCA as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.


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

   Name and Address                                    Amount of Beneficial               Percentage
of Beneficial Owner                                          Ownership                     of Class
--------------------                                    -------------------               ----------
Mohammad Tavassoli, DO(1)(2)                              100 shares                          4.8%
6482 Juliet Drive
Avon, Indiana 46123

Eileen Tavassoli(1)                                       100 shares                          4.8%
6482 Juliet Drive
Avon, Indiana 46123

Neil Yeamans                                            1,000 shares                         47.6%
806 S. Lamont
Aransas Pass, Texas 78336

Darlene Smith                                             400 shares                         19.0%
R.R. #1 BOX 44
Bunker Hill, Indiana 46914

Belinda Stonger(3)                                        100 shares                          4.8%
8272 South Strawtown Pike
Bunker Hill, Indiana 46914

Tristan V. Stonger(3)                                     100 shares                          4.8%
8559 North Court Road, 700E
Frankfort, Indiana 46041

Samantha Bledsoe                                          100 shares                          4.8%
P.O. Box 2346
Thibodaux, Louisiana 30701

Alberto Veasco, DDS                                       200 shares                          9.5%
1001 East 86th Street, Suite B
Indianapolis, Indiana 46240

All officers and directors as a                           400 shares                         19.0%
Group (3 persons)


(1)   Mohammad Tavassoli and Eileen Tavassoli are husband and wife.

(2)   Mohammad Tavassoli is a director of the company.

(3) Belinda Stonger is secretary and a director of the company. She is married to Dr. Tristan V. Stonger, President, CEO and Chairman of the Board of BDCA.

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

       Set forth below are the names of the directors and officers of BDCA, all positions and offices with BDCA, the period during which he has served as such, and the business experience during at least the last five years.

       The following are all of the officers and directors of BDCA:

 Name                          Age       Positions and Offices Held
------                         ---       --------------------------
Dr. Tristan V. Stonger         57        President, Chief Executive Officer
                                         and Chairman of the Board

Paolo C. Giacomini             66        Chief Financial Officer and Director

Belinda Stonger                42        Secretary and Director

Mohammad Tavassoli             48        Director

BIOGRAPHIES

DR. TRISTAN V. STONGER, President, Chief Executive Officer, and Chairman of the Board of BDCA, is a plastic surgeon with the Plastic Reconstructive Surgeons Hand and Nerve Surgeons and has held this position since 1996. Dr. Stonger is a graduate of Indiana University.

PAOLO C. GIACOMINI, Chief Financial Officer and Director of BDCA, is a physician in private practice and has been affiliated with Ash St. Clinic since 1995. Dr. Giacomini is a graduate of the University of Perugia.

BELINDA STONGER, Secretary and a director of BDCA, is an office manager for Certified Surgeons, Inc. and has held this position since 1996. Ms. Stonger is a graduate of Indiana Wesleyan University.

DR. MOHAMMAD TAVASSOLI, a director of BDCA, has been a staff physician with Unity Physician's since 1999. Dr. Tavassoli is a graduate of Virksville College of Osteopathic Medicine where he received a D.O. degree.

All officers and directors have served as such since incorporation.

PREVIOUS INVESTMENT COMPANIES

         None of BDCA's principal stockholders have been involved with other investment companies in the past.

CONFLICTS OF INTEREST

      The officers and directors of BDCA have not previously been involved with investment companies, but may be involved with future investment companies. Consequently, there are potential inherent conflicts of interest in acting as officers and directors of BDCA.

      A conflict may arise in the event that another investment company with which Management is affiliated also actively seeks a target company. It is anticipated that target companies will be located for BDCA and other investment companies in chronological order of the date of formation of such investment companies. However, other investment companies may differ from BDCA in certain items such as available capital, managerial experience, or other items. It may be that a target company may be more suitable for or may prefer a certain investment company formed after BDCA. In such case, an investment might be negotiated on behalf of the more suitable or preferred investment company regardless of date of other factors.

      The terms of a share acquisition may include such terms as the resignation of current management or directors and the appointment of BDCA's officers and directors.

      BDCA will not invest in a company and acquire stock of company, or acquire any assets of any kind for its securities, in which management of BDCA or any affiliates or associates have any interest, direct or indirect.

      There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by management to resolve conflicts of interest in favor of BDCA could result in liability of management to BDCA.

INVESTMENT COMPANY ACT OF 1940

         Although BDCA will be subject to regulation under the Securities Act and the Exchange Act, management believes BDCA will not yet be subject to regulation under the Investment Company Act of 1940 insofar as BDCA will only invest in one or two companies. In the near future BDCA intends to elect to become a Business Development Company and to subject itself to the appropriate sections of the Investment Company Act of 1940. BDCA intends to eventually hold passive investment interests in a number of entities, which would subject it to regulation under the Investment Company Act of 1940. Currently, BDCA has obtained no formal determination from the Securities and Exchange Commission as to the status of BDCA under the Investment Company Act of 1940.

ITEM 6.  EXECUTIVE COMPENSATION.

      The officers and directors of BDCA have not received any compensation for their services rendered to BDCA, have not received such compensation in the past, and are not accruing any compensation pursuant to any agreement with BDCA. However, some of the officers and directors of BDCA anticipate receiving benefits as beneficial shareholders of BDCA.

      No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by BDCA for the benefit of its employees.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

      BDCA has  issued a total of 2,100  shares  of  common  stock  pursuant  to
Section 4(2) of the Securities Act for a total of $2,100 in cash.

ITEM 8.  DESCRIPTION OF SECURITIES.

      The authorized capital stock of BDCA consists of 75,000,000 shares of common stock, par value $.001 per share, of which there are 2,100 issued. The following statements relating to the capital stock set forth the material terms of the securities of BDCA; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

COMMON STOCK

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of BDCA, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

         Holders of common stock have no preemptive rights to purchase the common stock of BDCA. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

         The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of BDCA without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock.

      The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a stock acquisition by including class voting rights that would enable the holder to block such a transaction, or facilitate a stock acquisition by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of BDCA, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

DIVIDENDS

      Dividends, if any, will be contingent upon BDCA's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of BDCA's Board of Directors. BDCA presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the near future.

TRADING OF SECURITIES IN SECONDARY MARKET

      The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, BDCA will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of BDCA's common stock in the secondary market by the holders thereof may then be made pursuant to
Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts.

      In order to qualify for listing on the Nasdaq Small Cap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Small Cap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

      If, after qualification of its securities for trading, BDCA does not meet the qualifications for listing on the Nasdaq Small Cap Market, BDCA may apply for quotation of its securities on the NASD OTC Bulletin Board.

         In order to have its securities quoted on the NASD OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with NASD Regulation, Inc.

         The NASD OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the NASD OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

         In certain cases BDCA may elect to have its securities initially quoted in the "pink sheets" published by the National Quotation Bureau, Inc.

         In general there is greatest liquidity for traded securities on the Nasdaq Small Cap Market, less on the NASD OTC Bulletin Board, and least through quotation by the National Quotation Bureau, Inc. on the "pink sheets". It is not possible to predict where, if at all, the securities of BDCA will be traded following qualification of its securities for trading.

TRANSFER AGENT

      It is anticipated that Atlas Stock Transfer, 5899 South State Street, Salt Lake City, Utah, will act as transfer agent for the common stock of BDCA.

                               PART II

ITEM 1.  MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

      (A) MARKET PRICE. There is no trading market for BDCA's common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

       The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to BDCA, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      (i) that a broker or dealer approve a person's account for transactions in penny stocks and

      (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      (i) obtain financial information and investment experience and objectives of the person; and

      (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

      (i) sets forth the basis on which the broker or dealer made the suitability determination and

      (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

      Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

      The penny stock rules do not apply to the common stock of companies which elect to be treated as business development companies under the Investment Company Act of 1940. As a result, after BDCA files a Form N-54/A, electing to be treated as a business development company, the penny stock rules will not apply to it.

      (B) HOLDERS. The issued and outstanding shares of the common stock of BDCA were issued in accordance with the exemptions from registration afforded by
Section 4(2) of the Securities Act of 1933.

      (C) DIVIDENDS. BDCA has not paid any dividends to date, and has no plans to do so in the immediate future.

ITEM 2.  LEGAL PROCEEDINGS.

      There is no litigation pending or threatened by or against BDCA.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

      BDCA has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 4.  RECENT SALES OF UNREGISTERED SECURITIES.

      Since  incorporation,  BDCA has issued  2,100  common  shares  pursuant to
Section 4(2) of the Securities Act of 1933.

ITEM 5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of Nevada provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Nevada, or (iv) for any transaction from which the director derived an improper personal benefit. BDCA's certificate of incorporation contains such a provision.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                                    PART F/S

FINANCIAL STATEMENTS.

Set forth below are the audited financial statements for BDCA for the period ended June 15, 2004. The following financial statements are attached to this report and filed as a part thereof.

                                    PART III

ITEM 1.          INDEX TO EXHIBITS


        EXHIBIT NUMBER            DESCRIPTION

        3.1                Certificate of Incorporation

        3.2                By-Laws

        3.3                Specimen stock certificate

        23.1               Consent of Accountant

                                   SIGNATURES

      In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                 THE BUSINESS DEVELOPMENT CORPORATION OF AMERICA



                                          By: /s/ Tristan V. Stonger
                                             -----------------------------------
                                              Dr. Tristan V. Stonger, President
                                              DATE: June 29, 2004

                THE BUSINESS DEVELOPMENT CORPORATION OF AMERICA
                         (A DEVELOPMENT STAGE COMPANY)
                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page

Report of Independent Auditor                                                F-2

Financial Statements:

   Balance Sheet - June 15, 2004                                             F-3

   Statement of Operations - For the period May 20, 2004
      (date of inception) to June 15, 2004                                   F-4

   Statement of Changes in  Stockholders'  Equity - For the
      period May 20,  2004 (date of inception) to June 15, 2004              F-5

   Statement of Cash Flows - For the period May 20, 2004
      (date of  inception) to June 15, 2004                                  F-6

   Notes to Financial Statements                                             F-7

                          REPORT OF INDEPENDENT AUDITOR

To the Board of Directors and Stockholders of The Business Development Corporation of America

I have audited the accompanying balance sheet of The Business Development Corporation of America (the Company), a development stage company, as of June 15, 2004, and the related statements of operations, changes in stockholders' equity, and cash flows for the period May 20, 2004 (date of inception) to June 15, 2004. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Business Development Corporation of America, a development stage company, as of June 15, 2004, and the results of its operations and its cash flows for the period May 20, 2004 (date of inception) to June 15, 2004 in conformity with accounting principles generally accepted in the United States.

                                          /s/ Michael T. Studer CPA P.C.
                                          ------------------------------


Freeport, New York
June 28, 2004

                THE BUSINESS DEVELOPMENT CORPORATION OF AMERICA
                         (A Development Stage Company)
                                 Balance Sheet
                                 June 15, 2004

ASSETS

Current assets:
   Cash                                                       $  1,430
   Stock subscriptions receivable                                  600
                                                              --------

      Total current assets                                       2,030

Other assets:
   Organization costs                                              230
                                                              --------

Total assets                                                  $  2,260
                                                              ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
   Loans payable to related party                             $  5,230
                                                              --------

      Total current liabilities                                  5,230

Other liabilities                                                   --
                                                              --------

   Total liabilities                                             5,230
                                                              --------

Stockholders' equity (deficiency):
   Common stock, $.001 par value; 75,000,000 shares
      authorized, 2,100 shares issued and outstanding                2
   Additional paid-in capital                                    2,098
   Deficit accumulated during the development stage             (5,070)
                                                              --------

      Total stockholders' equity (deficiency)                   (2,970)
                                                              --------

Total liabilities and stockholders' equity (deficiency        $  2,260
                                                              ========


See notes to financial statements.

                THE BUSINESS DEVELOPMENT CORPORATION OF AMERICA
                         (A Development Stage Company)
                            STATEMENT OF OPERATIONS
                For the Period May 20, 2004 (Date of Inception)
                                to June 15, 2004


Revenues                                        $        --
                                                -----------

Expenses:
   General and administrative                         5,070
                                                -----------

      Total expenses                                  5,070
                                                -----------

Net loss                                        $    (5,070)
                                                ===========

Net loss per share, basic and diluted           $     (2.41)
                                                ===========

Weighted average number of common
   shares outstanding, basic and diluted              2,100
                                                ===========



See notes to financial statements.

                THE BUSINESS DEVELOPMENT CORPORATION OF AMERICA
                         (A Development Stage Company)
           Statement of Changes in Stockholders' Equity (Deficiency)
        For the Period May 20, 2004 (Date of Inception) to June 15, 2004


                                                                           DEFICIT
                                                                          ACCUMULATED           TOTAL
                                    COMMON STOCK          ADDITIONAL      DURING THE        STOCKHOLDERS'
                              -------------------------    PAID-IN        DEVELOPMENT          EQUITY
                                SHARES        AMOUNT       CAPITAL           STAGE          (DEFICIENCY)
                              ------------   ----------   -----------   ---------------    ----------------
Sale of common stock at a
   price of $1.00 per share          2,100   $        2   $     2,098   $            --    $          2,100

Net loss                                --           --            --            (5,070)             (5,070)
                              ------------   ----------   -----------   ---------------    ----------------

Balances, June 15, 2004              2,100   $        2   $     2,098   $        (5,070)   $         (2,970)
                              ============   ==========   ===========   ===============    ================

See notes to financial statements.

                THE BUSINESS DEVELOPMENT CORPORATION OF AMERICA
                         (A Development Stage Company)
                            Statement of Cash Flows
        For the Period May 20, 2004 (Date of Inception) to June 15, 2004



Cash flows from operating activities:
   Net loss                                                    $       (5,070)
   Changes in assets and liabilities:
      Organization costs                                                 (230)
                                                               --------------

         Net cash used for operating activities                        (5,300)
                                                               --------------

Cash flows from investing activities                                       --
                                                               --------------

Cash flows from financing activities:
   Sales of common stock ($2,100), less
      stock subscriptions receivable ($600)                             1,500
   Loans from related party                                             5,230
                                                               --------------

   Net cash provided by  financing activities                           6,730
                                                               --------------

Net increase in cash                                                    1,430

Cash, beginning of period                                                  --
                                                               --------------

Cash, end of period                                            $        1,430
                                                               ==============

Supplemental disclosures of cash flow information:
   Interest paid                                               $           --
                                                               --------------

   Income taxes paid                                           $           --
                                                               --------------


See notes to financial statements.

                THE BUSINESS DEVELOPMENT CORPORATION OF AMERICA
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

       FOR THE PERIOD MAY 20, 2004 (DATE OF INCEPTION) TO JUNE 15, 2004

NOTE 1 - ORGANIZATION

The Business Development Corporation of America (the "Company") was incorporated in the State of Nevada on May 20, 2004. The Company intends to locate and negotiate with business entities to invest in, lend funds to, acquire a minority interest in and/or possibly manage.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation - The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No.7, "Accounting and Reporting by Development Stage Enterprises". Since inception, the Company's activities have been limited to organizational efforts, obtaining initial financing, and preparing a registration statement to be filed with the Securities and Exchange Commission (the "SEC").

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments - The Company's financial instruments consist of cash and loans payable to related party, which approximate fair value because of their short maturity.

Income taxes - The Company follows SFAS No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Net loss per common share - Basic and diluted net loss per common share has been calculated based upon the weighted average number of common shares outstanding.

NOTE 3 - LOANS PAYABLE TO RELATED PARTY

Prior to opening the Company's bank account, a retirement plan controlled by the president of the Company paid organization costs of $230 and legal fees of $5,000 on behalf of the Company. These loans do not bear interest and are due on demand.

                THE BUSINESS DEVELOPMENT CORPORATION OF AMERICA
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD MAY 20, 2004 (DATE OF INCEPTION) TO JUNE 15, 2004

NOTE 4 - STOCKHOLDERS' EQUITY

In May and June 2004, the Company sold a total of 2,100 shares of its common stock to eight individuals at a price of $1.00 per share, or $2,100 total. As of June 15, 2004, $1,500 of the stock subscriptions had been deposited; the remaining $600 of the stock subscriptions are expected to be deposited by June 29, 2004.

NOTE 5 - INCOME TAXES

No provision for income taxes has been recorded since the Company has incurred a loss since inception.

At June 15, 2004, deferred tax assets consist of:

   Net operating loss carryforward                   $   1,724
   Less valuation allowance                             (1,724)
                                                     ---------
   Net                                               $      --
                                                     =========

Based on management `s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $1,724 attributable to the future utilization of the $5,070 net operating loss carryforward as of June 15, 2004 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at June 15, 2004. The Company will continue to review this valuation allowance and make adjustments as appropriate. The $5,070 net operating loss carryforward expires in year 2024.

NOTE 6 - REGISTRATION STATEMENT

The Company intends to file a Form 10-SB registration statement with the SEC to register its common stock under Section 12(g) of the Securities Act of 1933, as amended. In connection therewith, the Company expects to pay a total of approximately $27,500 in legal and accounting fees; $5,000 of this expense has been incurred as of June 15, 2004.